EXECUTION
INTERCREDITOR AGREEMENT
          This INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of July 11, 2008, and entered into by and among ROYAL BANK OF CANADA, in its capacity as administrative and collateral agent (in such capacities, with its successors and assigns, the “First Lien Agent”) for the First Lien Secured Parties (as defined below), in its capacity as administrative agent and collateral agent (in such capacities, with its successors and assigns, the “Second Lien Agent”) for the Second Lien Secured Parties (as defined below), and as collateral agent for Secured Parties (as defined below) (in such capacity, “Collateral Agent”), and QUEST CHEROKEE, LLC, a Delaware limited liability company (the “Borrower”), for itself and on behalf of each of the other Credit Parties (as defined below).
          WHEREAS, the Borrower, the First Lien Agent and certain financial institutions (with their respective successors and assigns, the “First Lien Lenders”) are parties to an Amended and Restated Credit Agreement dated November 15, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Existing First Lien Agreement”), pursuant to which such financial institutions have agreed to make loans and extend other financial accommodations to the Borrower; and
          WHEREAS, the Borrower, the Second Lien Agent and certain lenders (with their respective successors and assigns, the “Second Lien Lenders”) are parties to a Second Lien Senior Term Loan Agreement of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the “Second Lien Agreement”), pursuant to which such financial institutions have agreed to make loans to the Borrower; and
          WHEREAS, pursuant to the First Lien Security Documents (as defined below) Borrower and the other Credit Parties have granted liens and security interests in the Common Collateral (as defined below) in favor of the First Lien Agent on behalf of the First Lien Secured Parties, as security for the payment and performance of the First Lien Obligations (as defined below); and
          WHEREAS, pursuant to the Second Lien Security Documents (as defined below) Borrower and the other Credit Parties have granted liens and security interests in the Common Collateral in favor of the Second Lien Agent, on behalf of Secured Parties, as security for the payment and performance of the Second Lien Obligations (as defined below), which liens and security interests will be junior, subject and subordinated to the First Liens (as defined below); and
          WHEREAS, pursuant to the initial Shared Security Documents (as defined below) Borrower and the other Credit Parties have granted liens and security interests in the Common Collateral in favor of the Collateral Agent on behalf of (i) the First Lien Secured Parties, as security for the payment and performance of the First Lien Obligations and (ii) the Second Lien Secured Parties, as security for the payment and performance of the Second Lien Obligations, which liens and security interests will be junior, subject and subordinated to the First Liens; and
Intercreditor Agreement

          WHEREAS, the First Lien Lenders have agreed to permit the grant of such Second Liens (as defined below) on the terms and conditions of this Agreement; and
          WHEREAS, Collateral Agent has agreed to act as collateral agent for First Lien Secured Parties and Second Lien Secured Parties for the purposes of dealing with the Common Collateral and apportioning payments among the First Lien Secured Parties and the Second Lien Secured Parties with respect to proceeds thereof;
          NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
SECTION 1   Definitions.
          The following terms, as used herein, have the following meanings:
          “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
          “Cash Management Obligations” means, with respect to any Credit Party, any obligations of such Credit Party owed to the First Lien Agent or any First Lien Lender (or any of their respective affiliates) in respect of treasury management arrangements, depositary or other cash management services.
          “Common Collateral” means all assets that are both First Lien Collateral and Second Lien Collateral.
          “Comparable Second Lien Security Document” means, in relation to any Common Collateral subject to any First Lien Security Document, that Second Lien Security Document that creates a security interest in the same Common Collateral, granted by the same Credit Party, as applicable.
          “Credit Party” means the Borrower and each direct or indirect affiliate or shareholder (or equivalent) of the Borrower or any of its affiliates that is now or hereafter becomes a party to any First Lien Document or Second Lien Document.
          “Enforcement Action” means, with respect to the First Lien Collateral or the Second Lien Collateral, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Lien Documents or the Second Lien Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of an applicable jurisdiction or under the Bankruptcy Code.
          “First Lien Agreement” means (i) the Existing First Lien Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole
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or in part the indebtedness and other obligations outstanding under the Existing First Lien Agreement or any other agreement or instrument referred to in this clause (ii). Any reference to the First Lien Agreement hereunder shall be deemed a reference to any First Lien Agreement then extant.
          “First Lien Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Credit Party, in which a Lien is granted or purported to be granted in favor of First Lien Secured Parties or in favor of Collateral Agent for the benefit of First Lien Secured Parties, as security for any First Lien Obligation.
          “First Lien Documents” means the First Lien Agreement and each First Lien Security Document.
          “First Lien Obligations” means (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the First Lien Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Lien Agreement, (iii) all Hedging Obligations of any Credit Party owed to a First Lien Secured Party, (iv) all Cash Management Obligations of any Credit Party, and (v) all fees, expenses and other amounts payable from time to time pursuant to the First Lien Documents, in each of the foregoing cases whether or not allowed or allowable against any Credit Party or their estates in an Insolvency Proceeding. To the extent any payment with respect to any First Lien Obligation (whether by or on behalf of any Credit Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Lien Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
          “First Lien Obligations Payment Date” means the first date on which (i) the First Lien Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Lien Documents), (ii) all commitments to extend credit under the First Lien Documents have been terminated, and (iii) there are no outstanding letters of credit or similar instruments issued under the First Lien Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Lien Security Documents).
          “First Lien Secured Parties” means the First Lien Agent, the First Lien Lenders (or their affiliates), and any other holders of First Lien Obligations, including replacement First Lien Lenders, and Collateral Agent, acting in its capacity as collateral agent for the benefit of First Lien Secured Parties under any Shared Security Document.
          “First Lien Security Documents” means each “Mortgage”, each “Security Agreement” now or hereafter executed (as such terms are defined in the First Lien Agreement), any other documents that are designated under the First Lien Agreement as “Collateral Documents” for
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purposes of this Agreement that grant a Lien in favor of First Lien Secured Parties, or in favor of Collateral Agent, for the benefit of First Lien Secured Parties, to secure First Lien Obligations.
          “First Liens” means (i) the first and prior liens and security interests granted in the Common Collateral in favor of the First Lien Agent on behalf of the First Lien Secured Parties, as security for the payment and performance of the First Lien Obligations and (ii) the first and prior liens and security interests granted in the Common Collateral in favor of the Collateral Agent on behalf of the First Lien Secured Parties, as security for the payment and performance of the First Lien Obligations.
          “Hedging Obligations” means, with respect to any Credit Party, any obligations of such Credit Party owed to any First Lien Secured Party (or any of its affiliates) or to any Second Lien Secured Party (or any of its affiliates) in respect of any Lender Hedging Agreement.
          “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
          “Lender Hedging Agreement” has, as the context may require, the meaning given such term in the First Lien Agreement or Second Lien Agreement, respectively.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Person” means, any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.
          “Post-Petition Interest” means any interest or entitlement to fees or expenses that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.
          “Second Lien Agreement” means (i) the Second Lien Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Second Lien Agreement or other agreement or instrument referred to in this clause (ii). Any reference to the Second Lien Agreement hereunder shall be deemed a reference to any Second Lien Agreement then extant.
          “Second Lien Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Credit Party, in which a Lien is granted or purported to be granted in
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favor of Second Lien Secured Parties, or in favor Collateral Agent for the benefit of Second Lien Secured Parties, as security for any Second Lien Obligation.
          “Second Lien Documents” means each Second Lien Agreement and each Second Lien Security Document.
          “Second Lien Obligations” means (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Lien Agreement, (ii) Hedging Obligations of any Credit Party owed to a Second Lien Secured Party; and (iii) all fees, expenses and other amounts payable from time to time pursuant to the Second Lien Documents, in each case whether or not allowed or allowable against any Credit Party or their estates in an Insolvency Proceeding. To the extent any payment with respect to any Second Lien Obligation (whether by or on behalf of any Credit Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Lien Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
          “Second Lien Secured Party” means the Second Lien Agent, the Second Lien Lenders (or their affiliates), and any other holders of Second Lien Obligations, including replacement Second Lien Lenders, and Collateral Agent, acting in its capacity as collateral agent for the benefit of Second Lien Secured Parties under any Shared Security Document.
          “Second Lien Security Documents” means any documents that grant a Lien in favor of Second Lien Secured Parties, or in favor of Collateral Agent, for the benefit of Second Lien Secured Parties, to secure Second Lien Obligations.
          “Second Liens” means (i) the second and junior liens and security interests granted in the Common Collateral in favor of the Second Lien Agent on behalf of the Second Lien Secured Parties, as security for the payment and performance of the Second Lien Obligations and (ii) the second and junior liens and security interests granted in the Common Collateral in favor of the Collateral Agent on behalf of the Second Lien Secured Parties, as security for the payment and performance of the Second Lien Obligations.
          “Secured Parties” means the First Lien Secured Parties and the Second Lien Secured Parties.
          “Shared Security Document” means any documents that grant a Lien in favor of Collateral Agent, for the benefit of First Lien Secured Parties and Second Lien Secured Parties, to secure First Lien Obligations and Second Lien Obligations.
          “Unasserted Contingent Obligations” shall mean, at any time, First Lien Obligations or Second Lien Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Lien Obligation or Second Lien Obligation, as the case may be, and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under
Intercreditor Agreement

outstanding letter of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Lien Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
          “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
SECTION 2  Lien Priorities.
          2.1 Subordination of Second Liens.
          (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Lien Secured Party, or in favor of Collateral Agent for the benefit of Second Lien Secured Parties, securing the Second Lien Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Lien Secured Parties, or in favor of Collateral Agent for the benefit of First Lien Secured Parties, securing the First Lien Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Lien Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any First Lien Document or Second Lien Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Lien Secured Party or in favor of the Collateral Agent for the benefit of First Lien Secured Parties securing any of the First Lien Obligations are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Second Lien Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.
          (b) No First Lien Secured Party or Second Lien Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other or to the Collateral Agent. Notwithstanding any failure by any First Lien Secured Party or Second Lien Secured Party or by Collateral Agent on their behalf to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Lien Secured Parties or the Second Lien Secured Parties, or to the Collateral Agent for their benefit, the priority and rights as between the First Lien Secured Parties and the Second Lien Secured Parties with respect to the Common Collateral and proceeds thereof shall be as set forth herein.
          2.2 Nature of First Lien Obligations. The Second Lien Agent on behalf of itself and the other Second Lien Secured Parties acknowledges that all or a portion of the First Lien Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that
Intercreditor Agreement

subject to Section 6.2 the terms of the First Lien Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Lien Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Lien Secured Parties and without affecting the provisions hereof. The Lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Lien Obligations or the Second Lien Obligations, or any part thereof.
          2.3 Agreements Regarding Actions to Perfect Liens.
          (a) The Second Lien Agent on behalf of itself and the other Second Lien Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Lien Agent shall be in form satisfactory to the First Lien Agent.
          (b) The Collateral Agent, First Lien Agent (on behalf of itself and the other First Lien Secured Parties) and Second Lien Agent (on behalf of itself and the other Second Lien Secured Parties) agree that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against real property in favor of Second Lien Agent or Collateral Agent for the benefit of the Second Lien Secured Parties, including without limitation all Shared Security Documents, shall be in form satisfactory to the First Lien Agent and shall contain the following notation: “ALL LIENS GRANTED BY THIS INSTRUMENT SHALL, TO THE EXTENT SET FORTH IN THE INTERCREDITOR AGREEMENT DATED JULY 11, 2008 BY AND AMONG QUEST CHEROKEE, LLC, ROYAL BANK OF CANADA, AS FIRST LIEN AGENT, ROYAL BANK OF CANADA, AS SECOND LIEN AGENT AND PARTIES THERETO, BE SUBORDINATE AND JUNIOR TO ALL LIENS GRANTED BY GRANTOR TO SECURE THE FIRST LIEN OBLIGATIONS REGARDLESS OF THE RELATIVE PRIORITY OF SUCH LIENS, SUCH INTERCREDITOR AGREEMENT BEING INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.”
          (c) The Collateral Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Lien Security Documents, such possession or control is also for the benefit of the Second Lien Agent and the other Second Lien Secured Parties for purposes of perfecting their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the Collateral Agent (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Lien Agent or any other Second Lien Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Lien Security Documents; provided that subsequent to the occurrence of the First Lien Obligations Payment Date, the Collateral Agent shall promptly deliver written notice of the occurrence of same to Second Lien Agent and shall (x) deliver to the Second Lien Agent, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Lien Documents, and shall deliver to Borrower written notice of such action, or (y) direct and deliver such Common Collateral as a
Intercreditor Agreement

court of competent jurisdiction otherwise directs, and provided further that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties and the Second Lien Secured Parties, and shall not impose on the Collateral Agent or the First Lien Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
          2.4 No New Second Liens. So long as the First Lien Obligations Payment Date has not occurred, the parties hereto agree that no Second Lien Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Second Lien Obligation which assets are not also subject to a First Lien in favor of the First Lien Secured Parties under the First Lien Documents or under Shared Security Documents. If any Second Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Second Lien Obligation which assets are not also subject to a First Lien in favor of the First Lien Secured Parties under the First Lien Documents, then the Second Lien Agent (or the relevant Second Lien Secured Party) shall, and shall be deemed to have, without the need for any further consent of any other Second Lien Secured Party and notwithstanding anything to the contrary in any other Second Lien Document be deemed to hold and have held such Lien for the benefit of the First Lien Agent as security for the First Lien Obligation and shall assign such Lien to the Collateral Agent or the First Lien Agent (in which case the Second Lien Agent may retain a junior Second Lien on such assets subject to the terms hereof).
          2.5 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. To the extent that, notwithstanding this Section 2.5, the First Lien Collateral and Second Lien Collateral are not identical, the Second Lien Agent, on behalf of Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on Second Lien Collateral that is not First Lien Collateral, shall be subject to Section 4.1. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:
          (a) upon reasonable request by the First Lien Agent or the Second Lien Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents;
          (b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations shall be Shared Security Documents or otherwise in all material respects the same forms of documents other than with respect to the First Lien and Second Lien nature of the obligations and Common Collateral thereunder; and
          (c) that in the event either First Lien Agent shall obtain or record any First Lien Documents in favor of First Lien Agent granting Liens on Common Collateral to secure First Lien Obligations, or Second Lien Agent shall obtain or record any Second Lien Documents in favor of Second Lien Agent granting Liens on Common Collateral to secure Second Lien Obligations, and such First Lien Documents or Second Lien Documents are not Shared Security
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Documents, then First Lien Agent or Second Lien Agent, as the case may be, shall notify the other of such documentation and provide a copy thereof.
SECTION 3   Enforcement Rights.
          3.1 Enforcement. Until the First Lien Obligations Payment Date has occurred, whether or not a Insolvency Proceeding has been commenced by or against any Credit Party:
          (a) The Second Lien Agent and the Second Lien Secured Parties (and Collateral Agent, on behalf of Second Lien Agent or Second Lien Secured Parties, under any Shared Security Document):
     (i) will not exercise or seek to exercise any rights or remedies (including setoff) with respect to the Common Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Agent or any Second Lien Secured Party is a party), or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Second Lien Agent may exercise (and direct Collateral Agent to exercise, pursuant to any Shared Security Document) any or all such rights and remedies of Second Lien Secured Parties under any Second Lien Security Document after the passage of a period of 179 days from the date of delivery of a notice in writing to the First Lien Agent that an Event of Default (as defined in the Second Lien Agreement) has occurred under the Second Lien Documents and the Second Lien Obligations have been accelerated (with respect to each individual Event of Default, each a “Standstill Period”) which notice may only be delivered following the occurrence of and during the continuation of an Event of Default (as defined in the Second Lien Agreement) under the Second Lien Documents and the Second Lien Obligations have been accelerated; provided, further, however, notwithstanding anything herein to the contrary, in no event shall the Second Lien Agent or any Second Lien Secured Party exercise or continue to exercise any rights or remedies with respect to the Common Collateral if, notwithstanding the expiration of any outstanding Standstill Period, the First Lien Agent or First Lien Lenders (or the Collateral Agent on their behalf) shall have commenced and are diligently pursuing the exercise of any of their rights or remedies with respect the Common Collateral (prompt notice of such exercise to be given to the Second Lien Agent),
     (ii) will not contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the First Lien Agent or any First Lien Secured Party or any other exercise by the Collateral Agent, the First Lien Agent or any First Lien Secured Party, of any rights and remedies relating to the Common Collateral under the First Lien Documents or otherwise, and
     (iii) subject to its rights under clause (a)(i) above, will not object to the forbearance by the Collateral Agent, the First Lien Agent or the First Lien Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral.
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          (b) Except as provided in Section 3.1(a)(i) hereof following the expiration of a Standstill Period, the First Lien Secured Parties shall have the exclusive right (and under any Shared Security Document shall have the exclusive right to instruct the Collateral Agent) to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Lien Secured Party, but subject to the proviso set forth in Section 5.1. Upon the occurrence and during the continuance of a default or an event of default under the First Lien Documents, subject to the provisions of this Agreement, the First Lien Agent and the other First Lien Secured Parties may (and under any Shared Security Document may instruct the Collateral Agent on their behalf to) take and continue any Enforcement Action in such order and manner as they may determine in their sole discretion.
          (c) Collateral Agent shall not be obligated to follow any instructions of Second Lien Secured Parties if such instructions conflict with the provisions of this Agreement, any Shared Security Document or any applicable law or Collateral Agent determines, in its sole and absolute discretion, that such instructions are ambiguous, inconsistent, in conflict with previously received instructions or otherwise insufficient to direct the actions of Collateral Agent, provided that Collateral Agent explains the grounds for a refusal based on a deficiency of instructions. Nothing in this Article II shall impair the right of Collateral Agent in its discretion to take any action authorized under this Agreement or any Shared Security Document, to the extent that the consent of any party hereto is not required or to the extent such action is not prohibited by the terms hereof or thereof, which it deems proper and consistent with the instructions given by First Lien Secured Parties as provided for herein or otherwise in the best interest of First Lien Secured Parties. In the absence of written instructions for any particular matter, Collateral Agent shall have no duty to take or refrain from taking any action unless such action or inaction is explicitly required by the terms of this Agreement, the Shared Security Documents, or applicable law. Collateral Agent shall have no duty with respect to the expiration of any Standstill Period unless it first receives notice that such Standstill Period has expired. On and after the First Lien Obligations Payment Date, and at any time prior thereto following the expiration of any applicable Standstill Period pursuant to Section 3.1(a)(i) above, and subject to the first sentence of this Section 3.1(c) and Section 10 hereof, Collateral Agent agrees that it shall follow instructions of Second Lien Secured Parties with respect to the Common Collateral and Shared Security Documents.
          (d) Beyond its duties expressly provided herein or in the Shared Security Documents and its duties to account to Secured Parties and/or the Credit Parties for monies and other property received by it hereunder or under any Shared Security Document, Collateral Agent shall have no implied duty to Secured Parties or any Credit Party as to any property belonging to any Credit Party (whether or not the same constitutes Collateral) in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.
          3.2 Standstill and Waivers. The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that, until the First Lien Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1 and except as permitted by Section 3.1(a):
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          (a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Lien Obligation pari passu with or senior to, or to give any Second Lien Secured Party any preference or priority relative to, the Liens with respect to the First Lien Obligations or the First Lien Secured Parties with respect to any of the Common Collateral;
          (b) they will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by the Collateral Agent, the First Lien Agent or any other First Lien Secured Party or any other Enforcement Action taken by or on behalf of the Collateral Agent, the First Lien Agent or any other First Lien Secured Party;
          (c) they have no right to (x) direct either the Collateral Agent, the First Lien Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Lien Security Documents or (y) consent or object to the exercise by the Collateral Agent, the First Lien Agent or any other First Lien Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Lien Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior Lien creditor or otherwise, they hereby irrevocably waive such right), except to the extent such exercise was in violation of this Agreement;
          (d) without waiving any rights to take action as unsecured creditors, they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against either Collateral Agent, First Lien Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the Collateral Agent, First Lien Agent nor any other First Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Collateral Agent, the First Lien Agent or any other First Lien Secured Party with respect to the Common Collateral or pursuant to the First Lien Documents, so long as such actions or omissions were not taken in violation of this Agreement;
          (e) without waiving any rights to take action as unsecured creditors, they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Credit Party or any of its subsidiaries or affiliates under or with respect to any Second Lien Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Lien Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Second Lien Security Document;
          (f) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Lien Security Documents; or
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          (g) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.
          3.3 Judgment Creditors. In the event that any Second Lien Secured Party becomes a judgment Lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Liens and the First Lien Obligations) to the same extent as all other Liens, securing the Second Lien Obligations (created pursuant to the Second Lien Security Documents) subject to this Agreement.
          3.4 Cooperation. The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that each of them shall take such actions as the Collateral Agent or the First Lien Agent shall reasonably request in connection with the exercise by the Collateral Agent or the First Lien Secured Parties of their rights set forth herein.
          3.5 No Additional Rights For the Borrower Hereunder. Except as provided in Section 3.6, if any First Lien Secured Party or Second Lien Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Borrower shall not be entitled to use such violation as a defense, to any action by any First Lien Secured Party or Second Lien Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Lien Secured Party or Second Lien Secured Party.
          3.6 Actions Upon Breach.
          (a) If any Second Lien Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Borrower or the Common Collateral, the Borrower, with the prior written consent of the First Lien Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any First Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of the Borrower, as applicable.
          (b) Should any Second Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Lien Secured Party (in its or their own name or in the name of the Borrower, as applicable) or the Borrower, as applicable, may obtain relief against such Second Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Agent on behalf of each Second Lien Secured Party that (i) the First Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Lien Secured Party waives any defense that the Borrower and/or the First Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.
SECTION 4   Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.
          4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale,
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collection or other disposition of Common Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Lien Agent for application to the First Lien Obligations in accordance with the terms of the First Lien Documents, until the First Lien Obligations Payment Date has occurred, and thereafter, to the Second Lien Agent for application in accordance with the Second Lien Documents. Until the occurrence of the First Lien Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Lien Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Collateral Agent or the First Lien Agent, for the benefit of the First Lien Secured Parties, in the same form as received, with any necessary endorsements, and each Second Lien Secured Party hereby authorizes the Collateral Agent and the First Lien Agent to make any such endorsements as agent for the Second Lien Agent (which authorization, being coupled with an interest, is irrevocable).
          4.2 Releases of Second Lien.
          (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Lien Documents that results in the release of the First Lien on any Common Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action), the Second Lien on such Common Collateral (but not on any proceeds of such Common Collateral not required to be paid to the First Lien Secured Parties) shall be automatically and unconditionally released with no further consent or action of any Person; provided, however, that the Second Lien shall not be released without the consent of the Second Lien Agent in the case of an Enforcement Action, as to any Common Collateral the net proceeds of the disposition of which will not be applied to repay (and, to the extent applicable, to reduce permanently commitments with respect to) the First Lien Obligations.
          (b) The Second Lien Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Lien Agent shall reasonably request to evidence any release of the Second Lien described in paragraph (a). The Second Lien Agent hereby appoints the Collateral Agent and the First Lien Agent and any officer or duly authorized person of the Collateral Agent or the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Lien Agent and in the name of the Second Lien Agent or in the Collateral Agent’s or the First Lien Agent’s own name, from time to time, in the Collateral Agent’s or the First Lien Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purpose of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
          4.3 Inspection Rights and Insurance.
          (a) In connection with any Enforcement Action with respect to the First Lien Obligations, the First Lien Security Documents and the other First Lien Documents, any First Lien Secured Party and its representatives and invitees may at any time inspect, repossess,
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remove and otherwise deal with the Common Collateral, and the Collateral Agent or the First Lien Agent may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Lien Secured Party or liability to any Second Lien Secured Party.
          (b) In connection with any Enforcement Action with respect to the Second Lien Obligations, the Second Lien Security Documents and the other Second Lien Documents, any Second Lien Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the Collateral Agent or the Second Lien Agent may advertise and conduct public auctions or private sales of the Common Collateral, in each case after notice to the First Lien Agent.
          (c) Until the First Lien Obligations Payment Date has occurred, the Collateral Agent, for the benefit of Secured Parties, will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Credit Party; (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.
SECTION 5   Insolvency Proceedings.
          5.1 Filing of Motions. Until the First Lien Obligations Payment Date has occurred, the Second Lien Agent agrees on behalf of itself and the other Second Lien Secured Parties that no Second Lien Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Collateral Agent, the First Lien Agent (including the validity and enforceability thereof) or any other First Lien Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that, in accordance with and subject to the limitations contained in this Agreement, and only if consistent with the terms and limitations on Second Lien Agent and Second Lien Secured Parties imposed hereby:
     (a) in any Insolvency Proceeding, Second Lien Agent may file a claim or statement of interest with respect to the Second Lien Obligations;
     (b) Second Lien Agent may take any action not adverse to Liens on Common Collateral securing the First Lien Obligations or adverse to the rights of any First Lien Secured Party with respect thereto, in order to preserve or protect Liens on Common Collateral securing the Second Lien Obligations;
     (c) Second Lien Secured Parties may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of claims of Second Lien Secured Parties, including without limitation claims secured by Common Collateral, if any;
     (d) in any Insolvency Proceeding, Second Lien Secured Parties may file any pleadings, objections, motions or agreements which assert rights or interests available to
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unsecured creditors of Credit Parties arising under the Bankruptcy Code or other bankruptcy, insolvency, reorganization, receivership or similar law; and
     (e) Second Lien Agent or Second Lien Secured Parties may exercise any of their respective rights and remedies with respect to Common Collateral after the expiration of any Standstill Period.
          5.2 Financing Matters. If any Credit Party becomes subject to any Insolvency Proceeding, and if the Collateral Agent, the First Lien Agent or the First Lien Secured Parties desire to consent (or not object) to the sale, use or lease of cash or other collateral under the Bankruptcy Code or to provide financing to any Credit Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Credit Party by any third party (“DIP Financing”), then the Second Lien Agent agrees, on behalf of itself and the other Second Lien Secured Parties, that each Second Lien Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the sale, use or lease of such cash or other collateral or to such DIP Financing, (ii) will not request or accept any form of adequate protection or any other relief in connection with the sale, use or lease of such cash or other collateral or such DIP Financing except as set forth in paragraph 5.4 below, (iii) will subordinate (and will be deemed hereunder to have subordinated) the Second Liens (x) to such DIP Financing with the same terms and conditions as the First Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (y) to any adequate protection provided to the First Lien Secured Parties and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Collateral Agent, the First Lien Agent or the First Lien Secured Parties, and (iv) agrees that notice received three (3) business days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.
          5.3 Relief From the Automatic Stay. The Second Lien Agent agrees, on behalf of itself and the other Second Lien Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Lien Agent.
          5.4 Adequate Protection. The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the Collateral Agent, the First Lien Agent or the First Lien Secured Parties for adequate protection or (ii) any objection by the Collateral Agent, the First Lien Agent or any other First Lien Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the Collateral Agent or the First Lien Agent or any other First Lien Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.2, in any Insolvency Proceeding, (x) the Second Lien Agent and the Second Lien Secured Parties, may seek, support, accept or retain adequate protection (A) only if the First Lien Secured Parties are granted adequate protection that includes replacement Liens on additional collateral and superpriority claims and the First Lien Secured Parties do not object to the adequate protection being provided to the First Lien Secured Parties and (B) solely in the form of (a) a replacement Lien on such
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additional collateral, subordinated to the Liens securing the First Lien Obligations and such DIP Financing on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement and (b) superpriority claims junior in all respects to the superpriority claims granted to the First Lien Secured Parties, and (y) in the event the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, receives adequate protection, including in the form of additional collateral, then the Second Lien Agent, on behalf of itself or any of the Second Lien Secured Parties, agrees that the First Lien Secured Parties shall have a senior Lien and claim on such adequate protection as security for the First Lien Obligations and that any Lien on any additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing and any other Liens granted to the First Lien Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Lien Obligations are subordinated to the Liens securing such First Lien Obligations under this Agreement.
          5.5 Avoidance Issues. If any First Lien Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Credit Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Lien Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto until such time as the First Lien Obligations Payment Date shall have fully and finally occurred with respect to all such reinstated First Lien Obligations. The Second Lien Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
          5.6 Asset Dispositions in an Insolvency Proceeding. Neither the Second Lien Agent nor any other Second Lien Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Credit Party that is supported by the First Lien Secured Parties, and the Second Lien Agent and each other Second Lien Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Lien Secured Parties and to have released their Liens in such assets.
          5.7 Grants of Security and Separate Classification. Each Second Lien Secured Party acknowledges and agrees that (i) the grants of Liens under any Shared Security Documents constitute Liens in favor of the Collateral Agent for the benefit of both the First Lien Secured Parties and the Second Lien Secured Parties, (ii) any grants of Liens pursuant to separate First Lien Security Documents and Second Lien Security Documents constitute two separate and distinct grants of Liens, and (iii) because of, among other things, their differing rights in the
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Common Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Secured Parties and Second Lien Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Credit Parties in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claim, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Lien Secured Parties, with the Second Lien Secured Parties hereby acknowledging and agreeing to turn over to the First Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties.
          5.8 No Waivers of Rights of First Lien Secured Parties. Nothing contained herein shall prohibit or in any way limit the Collateral Agent, the First Lien Agent or any other First Lien Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Lien Secured Party, including the seeking by any Second Lien Secured Party of adequate protection or the asserting by any Second Lien Secured Party of any of its rights and remedies under the Second Lien Documents or otherwise, except with respect to such actions expressly permitted hereby.
          5.9 Plans of Reorganization. No Second Lien Secured Party shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (i) pays off, in cash in full, all First Lien Obligations or (ii) is accepted by the class of holders of First Lien Obligations voting thereon and is supported by the First Lien Agent.
          5.10 Other Matters. To the extent that the Second Lien Agent or any Second Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Second Lien Agent agrees, on behalf of itself and the other Second Lien Secured Parties not to assert any of such rights without the prior written consent of the First Lien Agent; provided that if requested by the First Lien Agent, the Second Lien Agent shall timely exercise such rights in the manner requested by the First Lien Agent, including any rights to payments in respect of such rights.
          5.11 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of Insolvency Proceeding. All references in this Agreement to any Credit Party shall include such Credit Party as a debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding.
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SECTION 6   Second Lien Documents and First Lien Documents.
          6.1 Restriction on Second Lien Document Amendments. Each Credit Party and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Lien Documents inconsistent with or in violation of this Agreement.
          6.2 Restriction on First Lien Document Amendment. Each Credit Party and the First Lien Agent, on behalf of itself and the First Lien Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Lien Documents inconsistent with or in violation of this Agreement.
          6.3 Application of First Lien Security Document Amendments to Second Lien Security Documents. In the event the First Lien Agent enters into any amendment, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Security Document without the consent of or action by any Second Lien Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Lien Agreements), (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Lien Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (B) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Lien Secured Parties and does not affect the First Lien Secured Parties in a like or similar manner shall not apply to the Second Lien Security Documents without the consent of the Second Lien Agent and (C) notice of such amendment, waiver or consent shall be given to the Second Lien Agent no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.
          6.4 Restriction on Second Lien Agreement Amendments. Unless a similar amendment, supplement or modification to the applicable First Lien Agreement(s) has been, or is concurrently being, made, without the prior written consent of the First Lien Agent, no Second Lien Agreement may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Agreement, would (i) contravene the provisions of this Agreement; (ii) increase the interest rate on the loans thereunder by an amount more than the amount of any increase on the interest rate on the loans under the First Lien Documents other than imposition of a default rate of interest, provided the per annum rate increase shall not exceed the default rate per annum rate increase under the Existing First Lien Agreement; (iii) change (to earlier dates) any dates upon which payments of principal or interest are due thereon; (iv) change the redemption, prepayment or defeasance provisions thereof; (v) add Collateral (unless such Collateral is also provided to the Collateral Agent on behalf of Secured Parties or the First Lien Agent), or (vi) increase the obligations thereunder of the Borrower or confer any additional rights on the Second Lien Secured Parties which would be adverse to the First Lien Secured Parties.
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          6.5 Authorization of Actions to be Taken by Collateral Agent under the Shared Security Documents. Subject to the provisions of the applicable Shared Security Document and this Agreement, (a) Collateral Agent may, in its sole discretion and without the consent of Secured Parties, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Shared Security Documents and (ii) collect and receive any and all amounts payable in respect of the First Lien Obligations or Second Lien Obligations and (b) Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Common Collateral by any act that may be unlawful or in violation of the Shared Security Documents or the First Lien Documents, and such suits and proceedings as Collateral Agent may deem expedient to preserve or protect its interests and the interests of Secured Parties in the Common Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of Secured Parties). Notwithstanding the above, Collateral Agent may choose not to take any action authorized by this Section 6.5 until it receives written direction from Secured Parties.
          6.6 Authorization of Receipt of Funds by Collateral Agent under Shared Security Documents. Collateral Agent is authorized to receive any funds for the benefit of Secured Parties distributed under the Shared Security Documents, and to make further distributions of such funds to Secured Parties in accordance with the provisions of this Agreement.
SECTION 7   Reliance; Waivers; etc.
          7.1 Reliance. The First Lien Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Lien Agent, on behalf of it itself and the Second Lien Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Lien Secured Parties. The Second Lien Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Lien Agent expressly waives all notices of the acceptance of and reliance by the Second Lien Agent and the Second Lien Secured Parties.
          7.2 No Warranties or Liability. The Second Lien Agent and the First Lien Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Lien Document or any Second Lien Document, nor has the Collateral Agent made any such representations or warranties with respect to the Shared Security Documents. Except as otherwise provided in this Agreement, the Second Lien Secured Parties and the First Lien Secured Parties will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
          7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other
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party hereto or by any noncompliance by any Credit Party with the terms and conditions of any of the First Lien Documents or the Second Lien Documents.
SECTION 8   Obligations Unconditional.
          8.1 First Lien Obligations Unconditional. All rights of the Collateral Agent (on behalf of the First Lien Secured Parties) and the First Lien Agent hereunder, and all agreements and obligations of the Collateral Agent (on behalf of the Second Lien Secured Parties) and the Second Lien Agent, the Borrower and the other Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any First Lien Document;
          (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Lien Document;
          (c) prior to the First Lien Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Lien Obligations or any guarantee or guaranty thereof; or
          (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the First Lien Obligations, or of any of the Second Lien Agent, or any Credit Party, to the extent applicable, in respect of this Agreement.
          8.2 Second Lien Obligations Unconditional. All rights and interests of the Collateral Agent (on behalf of the Second Lien Secured Parties) and Second Lien Agent under this Agreement, and all agreements and obligations of the Collateral Agent (on behalf of the First Lien Secured Parties), the First Lien Agent, the Borrower and the other Credit Parties (to the extent applicable), hereunder, shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any Second Lien Document;
          (b) any change in the time, place or manner of payment of, or in any other term, of, all or any portion of the Second Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Lien Document;
          (c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Lien Obligations or any guarantee or guaranty thereof; or
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          (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Second Lien, Obligations, or of any of the First Lien Agent or other Credit Party, to the extent applicable, in respect of this Agreement.
SECTION 9   Miscellaneous.
          9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Document or any Second Lien Document, the provisions of this Agreement shall govern.
          9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Lien Obligation Payment Date shall have occurred. This is a continuing agreement and the First Lien Secured Parties and the Second Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Borrower or any other Credit Party on the faith hereof.
          9.3 Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Lien Agent and the Second Lien Agent, and, in the case of amendments or modifications of Sections 3.5, 3.6, 9.5 or 9.6 that directly affect the rights or duties of any Credit Party, such Credit Party.
          9.4 Information Concerning Financial Condition of the Borrower and the other Credit Parties. Each of the Second Lien Agent and the First Lien Agent hereby assume responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Credit Parties and all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The Second Lien Agent and the First Lien Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Lien Agent or the First Lien Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (A) to provide any such information to such other party or any other party on any subsequent occasion, (B) to undertake any investigation not a part of its regular business routine, or (C) to disclose any other information.
          9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
          9.6 Submission to Jurisdiction; Waivers.
          (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any United States Federal Court sitting in the State of New York or New York state court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and
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unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such United States Federal Court or New York state court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Lien Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any First Lien Documents against the Borrower or any other Credit Party or its properties in the courts with subject matter jurisdiction of any other jurisdiction.
          (b) The Borrower, each other Credit Party and the Second Lien Secured Parties hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so (x) any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (y) the defense of an inconvenient forum to the maintenance of such action or proceeding.
          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          (d) Each party hereto knowingly, voluntarily and intentionally waives any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or action of any of them. None of the parties hereto shall seek, and to the maximum extent permitted by law waives any claim for, any special, exemplary, punitive or consequential damages or damages other than, or in addition to, actual damages. None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any of the parties hereto except by a written instrument executed by all of them.
          9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Lien Secured Parties and Second Lien Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral. All references to any Credit Party shall include any
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Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding.
          9.9 Further Assurances. The Collateral Agent, the First Lien Agent, on behalf of itself and the First Lien Secured Parties under its First Lien Documents, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties under its Second Lien Documents, and the Borrower, on behalf of the Credit Parties, agree that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent, the First Lien Agent or the Second Lien Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
          9.10 Subrogation. The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the First Lien Obligations Payment Date has occurred.
          9.11 Application of Payments. All payments received by the First Lien Agent or the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Documents. The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefore, in each case to the extent undertaken in accordance with this Agreement.
          9.12 Specific Performance. Each of the Collateral Agent, the First Lien Agent and the Second Lien Agent may demand specific performance of this Agreement. The Collateral Agent, on behalf of the Secured Parties, the First Lien Agent, on behalf of itself and the First Lien Secured Parties under its First Lien Documents, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Collateral Agent, First Lien Agent or the Second Lien Agent, as the case may be.
          9.13 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting this Agreement.
          9.14 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          9.15 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterpart (and by different parties hereto on different counterparts), each of which shall
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constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
SECTION 10   Collateral Agent.
          10.1 Appointment of Collateral Agent. First Lien Agent, on behalf of First Lien Secured Parties, and Second Lien Agent, on behalf of Second Lien Secured Parties, hereby designate Royal Bank of Canada to act as Collateral Agent under the Shared Security Documents, and hereby empower the Collateral Agent to take actions with respect to the enforcement of any Liens granted thereunder and the collection of proceeds following the disposition of any Common Collateral. First Lien Agent, on behalf of First Lien Secured Parties, and Second Lien Agent, on behalf of Second Lien Secured Parties, hereby authorize Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Shared Security Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to it hereunder or thereunder or required of Collateral Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto. Collateral Agent may perform any of its duties hereunder by or through its agents or employees. Subject to the terms and conditions contained in this Section 10, Collateral Agent agrees to act as Collateral Agent pursuant to the terms set forth in this Agreement.
          10.2 Nature of Duties of Collateral Agent. Collateral Agent shall have no duties or responsibilities, except those expressly set forth in this Agreement or any Shared Security Document. Collateral Agent shall have and may exercise such powers hereunder and under the Shared Security Documents as are specifically delegated to Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted by it as such hereunder or under any Shared Security Document, unless caused solely by its or their gross negligence or willful misconduct. The duties of Collateral Agent shall be mechanical and administrative in nature; and Collateral Agent, in its capacity as such, shall not have by reason of this Agreement a fiduciary relationship in respect of any Secured Party. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Collateral Agent any obligations in respect of this Agreement and the Shared Security Documents except as expressly set forth herein.
          10.3 Lack of Reliance on Collateral Agent.
          (a) Independently and without reliance upon Collateral Agent or any other Secured Party, First Lien Agent, on behalf of First Lien Secured Parties, and Second Lien Agent, on behalf of Second Lien Secured Parties, represents to Collateral Agent and each other that each Secured Party has made (i) its own independent investigation of the financial condition and affairs of the Credit Parties based on such documents and information as it has deemed appropriate in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the credit worthiness of the Credit Parties. Each also acknowledges that it will, independently and without reliance upon Collateral Agent or any other Person and based
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on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the First Lien Obligations or Second Lien Obligations, as the case may be, or the Shared Security Documents. Except as expressly provided in this Agreement and the Shared Security Documents, Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit or other information concerning the affairs, financial condition or business of the Credit Parties which may come into the possession of Collateral Agent or any of its affiliates whether now in its possession or in its possession at any time or times hereafter; and Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Credit Party of this Agreement, any Shared Security Document or any other document referred to or provided for herein or to inspect the properties or books of any Credit Party.
          (b) Collateral Agent shall not (i) be responsible to any Secured Party for any recitals, statements, information, representations or warranties herein, in any Shared Security Document, or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the First Lien Obligations, the Second Lien Obligations or any Shared Security Document or the financial condition of the Credit Parties; or (ii) be required to make any inquiry concerning the performance or observance by others of any of the terms, provisions or conditions of this Agreement, including the content of notices, opinions, certificates and directions given under this Agreement (however, Collateral Agent shall examine such certificates, notices, opinions and directions to determine whether or not they conform to this Agreement and the Shared Security Documents), the First Lien Obligations, the Second Lien Obligations or the Shared Security Documents, the financial condition of the Credit Parties, or the existence or possible existence of any “Default” or “Event of Default” under the First Lien Documents or the Second Lien Documents.
          10.4 Certain Rights of Collateral Agent. If Collateral Agent shall request instructions from Secured Parties with respect to any act or action (including the failure to act) in connection with this Agreement, the First Lien Obligations, the Second Lien Obligations or any Shared Security Document, Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received written instructions from any Secured Party or group of Secured Parties pursuant to the terms hereof; and Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or refraining from acting under this Agreement or any Shared Security Document in accordance with any written instructions given in accordance with this Agreement, and any such action taken in compliance with, or any such failure to act based upon, any such instructions shall be binding on all Secured Parties. Except for action expressly required of Collateral Agent pursuant to the terms hereof, Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under the Shared Security Documents unless it shall first be indemnified to its satisfaction by the Credit Parties and/or Secured Parties against any and all liability and expense which may be incurred by Collateral Agent by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 10 or any indemnity or instructions provided by any or all Secured Parties, Collateral Agent shall not
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be required to take any action which exposes Collateral Agent to personal liability or which is contrary to this Agreement, the Shared Security Documents or applicable law.
          10.5 Reliance by Collateral Agent. Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Collateral Agent may consult with independent legal counsel (which shall not be counsel for the Credit Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
          10.6 Collateral Agent’s Reimbursements and Indemnification. To the extent Collateral Agent is not reimbursed by Borrower or any other Credit Party, each party hereto will reimburse and indemnify Collateral Agent, on a pro rata basis, for and against any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands, causes of action, costs, losses, liabilities, damages or expenses of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in performing its duties hereunder or under the Shared Security Documents or otherwise in connection herewith or therewith, including losses occurring from the ordinary and/or comparative negligence of Collateral Agent, in any way relating to or arising out of this Agreement; provided that no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from Collateral Agent’s gross negligence or willful misconduct.
          10.7 Collateral Agent in its Individual Capacity. Collateral Agent shall have the same rights and powers hereunder as any other Secured Party and may exercise the same as though it were not performing the duties specified herein; and the term “Secured Party” or any similar term shall, unless the context clearly otherwise indicates, include Collateral Agent, in its individual capacity as and to the extent it owns First Lien Obligations and/or Second Lien Obligations and not in its capacity as Collateral Agent. Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties as if it were not performing the duties specified herein, and may accept fees and other consideration from the Credit Parties for services in connection with this Agreement and otherwise without having to account for the same to any Secured Party except as specified herein.
          10.8 Secured Parties as Owners. Collateral Agent may deem and treat each Secured Party as the owner of such Secured Party’s First Lien Obligations or Second Lien Obligations for all purposes hereof unless and until Collateral Agent is notified of a change in Secured Parties.
          10.9 Successor Collateral Agent.
          (a) Collateral Agent (i) may resign at any time by giving thirty (30) days prior written notice thereof to Secured Parties and Borrower, (ii) shall promptly resign if any conflict of interest arises involving any group of Secured Parties and another group of Secured Parties for
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whom it is a trustee or fiduciary under the First Lien Agreements or Second Lien Agreements and (iii) may be removed at any time by the First Lien Agent, which resignation or removal, in each case, shall be effective upon the appointment of a successor to Collateral Agent. Upon any such resignation or removal, the First Lien Agent shall have the right to appoint a successor Collateral Agent, subject to the consent of Second Lien Agent, not to be unreasonably withheld or delayed. If within thirty (30) days after the retiring Collateral Agent’s giving of notice of resignation or the First Lien Agent’s removal of the retiring Collateral Agent, no successor Collateral Agent shall have been so appointed by the First Lien Agent and accepted such appointment, then, the retiring Collateral Agent may, on behalf of Secured Parties, appoint a successor Collateral Agent, which shall be a bank which maintains an office in the United States of America, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank, having a combined capital and surplus of at least $50,000,000 as of the date of its most recent financial statements.
          (b) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties under this Agreement; provided, the retiring Collateral Agent and the Credit Parties agree to execute and deliver such instruments, documents, deeds, conveyances or other writing as shall be reasonably requested by any Secured Party or the successor Collateral Agent to (i) establish or continue the validity and perfection of any Liens under any Shared Security Documents in place at such time and (ii) transfer to the incoming Collateral Agent any and all rights, powers, estates, duties and authorities extant under this Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.
          10.10 Employment of Collateral Agent and Counsel. Collateral Agent may execute any of its duties as Collateral Agent hereunder or under the Shared Security Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to Secured Parties for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care, provided that Collateral Agent shall always be obligated to account for moneys or securities received by it or its authorized agents. Collateral Agent shall be entitled to advice of independent counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under the Shared Security Documents.
          10.11 Limitation on Liability of Secured Parties and Collateral Agent. Secured Parties and Collateral Agent shall not be deemed, as a result of the execution and delivery of the Shared Security Documents or the consummation of the transactions contemplated by this Agreement and the Shared Security Documents, to have assumed any obligation of any Credit Party with respect to the Common Collateral or any liability under or with respect to any of the contracts, agreements, leases, instruments or documents which are, or which may hereafter be, assigned to Collateral Agent for the benefit of Secured Parties.
[Remainder of Page Intentionally Left Blank.]
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FIRST LIEN AGENT:	ROYAL BANK OF CANADA, as First Lien Agent for and on behalf of the First Lien Secured Parties
	By:	/s/ Susan Khokher
		Name:	Susan Khokher
		Title:	Manager, Agency

Address for Notices: Royal Bank of Canada, Agency Services Group Royal Bank Plaza 200 Bay Street 12th Floor, South Tower Toronto, Ontario M5J 2W7 Attn: Manager Agency Facsimile: (416) 842-4023

SECOND LIEN AGENT:	ROYAL BANK OF CANADA, as Second Lien Agent for and on behalf of the Second Lien Secured Parties
	By:	/s/ Susan Khokher
		Name:	Susan Khokher
		Title:	Manager, Agency

Address for Notices: Royal Bank of Canada, Agency Services Group Royal Bank Plaza 200 Bay Street 12th Floor, South Tower Toronto, Ontario M5J 2W7 Attn: Manager Agency Facsimile: (416) 842-4023

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Signature Page 1

COLLATERAL AGENT:	ROYAL BANK OF CANADA, as Collateral Agent
	By:	/s/ Susan Khokher
		Name:	Susan Khokher
		Title:	Manager, Agency

Address for Notices: Royal Bank of Canada, Agency Services Group Royal Bank Plaza 200 Bay Street 12th Floor, South Tower Toronto, Ontario M5J 2W7 Attn: Manager Agency Facsimile: (416) 842-4023

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Signature Page 2

BORROWER:	QUEST CHEROKEE, LLC, Borrower
	By:	/s/ Jerry D. Cash
Jerry D. Cash, President and
Chief Executive Officer

Address for Notices: Quest Cherokee, LLC c/o Quest Energy Partners, L.P. 210 Park Avenue, Suite 2750 Oklahoma City, OK 73102 Attn: Chief Executive Officer

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Signature Page 3